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                                                                 Exhibit 10-E(2)




         The following language was added to the end of Section 10(a) of Dana Corporation 1997 Stock Option Plan ("Plan"), effective September 1, 1997:

                  "For purposes of the Plan, a transfer of an Optionee's employment between the Company (or a Subsidiary) and an affiliate of the Company in which the Company owns between 1% and 50% of the voting interest of the affiliate, or a situation where an Optionee becomes immediately employed by such an affiliate following his termination of employment with the Company (or a Subsidiary), shall not be deemed to be a termination of employment for purposes of this Section 10(a)."